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                                                                     Exhibit 5.1




                                October 15, 2003


Aastrom Biosciences, Inc.
Lobby L
24 Frank Lloyd Wright Dr.
Ann Arbor, Michigan 48105

            Re: Aastrom Biosciences, Inc. Registration Statement on Form S-3

Gentlemen:

            We have acted as special counsel to Aastrom Biosciences, Inc., a Michigan corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission") of a registration statement on October 15, 2003 (the "Registration Statement") of the Company on Form S-3 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance by the Company of up to 13,940,700 shares of the Company's Common Stock (the "Shares"), covered by the Registration Statement which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act. The Shares will be issued pursuant to a common stock purchase agreement with Fusion Capital Fund II, LLC (the "Purchase Agreement").

            In this connection, we have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Restated Articles of Incorporation and the By-Laws of the Company amended to date, resolutions of the Company's Board of Directors and such other documents and corporate records relating to the Company and the issuance and sale of the Shares as we have deemed appropriate. The opinion expressed herein is based exclusively on the applicable provisions of the Michigan Business Corporation Act as in effect on the date hereof.

            In rendering the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct;
(ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each
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Aastrom Biosciences, Inc.
October 15, 2003
Page 2


person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity;
(vi) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vii) the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and in accordance with the Purchase Agreement; (viii) the Purchase Agreement is enforceable in accordance with its terms; (ix) the certificates representing the Shares, will be duly executed and delivered; and
(x) the Restated Articles of Incorporation and the By-Laws of the Company amended to date and resolutions of the Company's Board of Directors specifically authorizing the issuance and sale of the Shares remain in effect and unmodified, except as may be required as set forth in this opinion.

            On the basis of the foregoing, we are of the opinion that the Shares, when (i) the terms of the offer, issue and sale have been duly established in conformity with the Purchase Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) the Shares have been duly executed and authenticated in accordance with the Purchase Agreement and offered, issued and sold as contemplated in the Registration Statement and the Purchase Agreement, and (iii) the Company has received the consideration determined to be adequate in the resolutions of the Company's Board of Directors authorizing the issuance and sale of the Shares, will be duly authorized, validly issued, fully paid, and non-assessable.

            The foregoing opinion is qualified to the extent that the enforceability of any document, instrument or the Shares may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and general equitable or public policy principles.

            It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

            Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to update this opinion or otherwise advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
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Aastrom Biosciences, Inc.
October 15, 2003
Page 3


            We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, because we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                        PEPPER HAMILTON LLP